EXHIBIT 4.1
NUMBER 4256241 INCORPORATED UNDER THE LAWS OF ONTARIO rookfield^ Residential THIS CERTIFIES THAT iF 42S6241 T CA11283W041 12345678901 FULLY PAID AND NON-ASSESSABLE COMMON SHAftES BROOKFIELD RESIDENTIAL PROPER BROOKFIELD RESIDENTIAL -PROPERTIES INC. PROOF 4256241 CA11283W1041 12/34 S678$0i. FULLY’PAID AND NONrA>SESSABLE ION SHARK BROOKF^ELb^E^DIJiia^iniiailBTI^SWNC. BROOKFIELD RESIDENTIAL PROPERTIES INC. “PROOF “4256241 . CAH283WJ?<H] 1>2343£89D1 FULLY PAID AW“N#WwJLE COMMON SHARES BROOKFIELD RESIDENTIAL PROPERTIES ilNC. ‘.BROOKFIELD RESIDEjittfAL PRO PERTfK ltC, PROOF “ 42S6241 CA11283W1041 12345678901 FULLY PAID AND NON-ASSESSABLE, COMMON SHARES BROOKFIELDJ^lDgNT-IA L PROPERTIES’INC. BROOKFIELD RESIDENTIAL PROPERTIES INC. PROOF 4256241 CA11283W1041 123456Z8901 FULLY PAID AND.NON-” XSSESSABL-E“COMMON SHARES BROOKFIELD RESIDENTIAL PROPERTIES INC. BROOKFIELD RESIDENTIAL PROPERTIES INC.-’ PROOF’4256 2M CA11283W1041 12345678901 FULLY PAID AND NON-ASSESSABLE COMMON SHARES BROOKFIELD RESIDENTIAL PROPERTIES INC. BROOKFIELD RE SIDENTIAL PROPERTIES INC. PROOF 4256241 CA11283W1041 12345678901 FULLY PAID AND NON-ASSESSABLE COHMON SHARES BROOKFIE SHARES 12345678901 12345678901 12345678901 12345678901 12345678901 is the registered holder of PROOF 4256241 CA11283W1041 12345678901 FULLY PAID AND NON-ASSESSABL E COMMON SHARES BRQOKEIELD iEaD£NiI>t^RflP£gliES INC- BROOKFIELD RESIDEN TIAL PROPERTIES INC ^2345© / oQO[3]!104^ 1234S678901 FULLY P AID AND NON-ASSESSABLE COMMON SHARES BROOKFIELD RESIDENTIAL PROPERTIES INC. BROOKFIELD RESIDENTIAL PROPERTIES INC. PROOF 4256241 CA11283W1041 ISIN: CA11283W1041 CUSIP: 11283W104 FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF BROOKFIELD RESIDENTIAL PROPERTIES INC. transferable only on the books of the Corporation by the registered holder hereof in person or by Attorney duly authorized in writing upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Registrar and Transfer Agent duly authorized by the Corporation. IN WITNESS WHEREOF the Corporation has caused this certificate to be signed by die facsimile signature of its duly authorized officers: ms Hi DATED MARCH 11, 2011 Countersigned and registered CIBC Mellon Trust Company Transfer agent and registrar or American Stock Transfer & Trust Company, LLC Co-tranfer and registrar BY AUTHORIZED OFFICER seated by this certificate are transferable at the offices of CIBC Mellon Trust Company, Toronto, American Stock Transfer & Trust Company LLC, New York, USA. 0645001 0 G DUMMY PROOF- 0( SFr.URITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SECURITE AU VERSO 999999999 G3775535 4256241

There are rights, privileges, restrictions or conditions attaching to the shares represented by this certificate. The Corporation will furnish to a shareholder on demand and without charge, a full copy of the text of the rights, privileges, restrictions and conditions attached to the class of shares represented by this certificate and to each class of shares authorized to be issued and to each series in so far as the same have been fixed by the directors and the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.

For value received, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Print name(s) of person(s) to whom the securities are being transferred and the address for the register)

shares

(number of shares if blank, deemed to be all)
of the Corporation represented by this certificate, and hereby irrevocably constitutes and appoints ________________________ the attorney of the undersigned to transfer the said securities with full power of substitution in this matter:

Dated

Signature Guarantee(s)*	Transferor(s) Signature(s)*
(the transfer cannot be processed without
acceptable guarantees of all signatures)

*	For transfers signed by the registered holder(s), their signatures(s) must correspond with the name(s) on the certificate in every particular, without changes.
In Canada and the US: a Medallion Guarantee obtained from a member of an acceptable Medallion Guarantee Program (STAMP, SEMP or MSP). Many banks, credit unions and broker dealers are members of a Medallion Guarantee Program. The guarantor must affix a stamp in the space above bearing the actual words “Medallion Guaranteed”.
In Canada: a Signature Guarantee obtained from a major Canadian Schedule I bank that is not a member of a Medallion Guarantee Program. The guarantor must affix a stamp in the space above bearing the actual words “Signature Guaranteed”.
Outside Canada and the US: holders must obtain a guarantee from a local financial institution that has a corresponding affiliate in Canada or the US that is a member of an acceptable Medallion Guarantee Program. The corresponding affiliate must over-guarantee the guarantee provided by the local financial institution.